UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2005

EVERGREENBANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-32915	91-2097262

(Commission File Number)	(IRS Employer Identification No.)

301 Eastlake Avenue East, Seattle, Washington	98109

(Address of Principal Executive Offices)	(Zip Code)

206/628-4250

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On January 17, 2005, EvergreenBank, a Washington corporation (the “Bank”) and wholly-owned subsidiary of the registrant, and EOP-Northwest Properties, L.L.C., a Delaware limited liability company (the “Landlord”) entered into a lease agreement (the “Lease Agreement”) for the future lease of approximately 7,588 square feet of office space at 1111 Third Avenue, Seattle, Washington (the “New Offices”). The Bank intends to begin banking operations at the New Offices in the second quarter of 2005 with lease payments commencing May 1, 2005. The New Offices will provide banking services as well as the new location for some of the Bank’s management currently located at the Bank’s offices at 301 Eastlake Avenue East, Seattle, WA (the “Eastlake office”). The Eastlake office location will continue to provide banking services and management offices.

The term of the new lease is for ten years (with one five year renewal option). The base annual lease rates per rentable square foot for the New Offices range from $25.00 in the first year to $34.00 in the last year, plus normal operating expenses. The lease has customary terms and conditions.

A complete copy of the Lease Agreement will be filed as an exhibit to the registrant’s Form 10-Q for the quarter ending March 31, 2005.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREENBANCORP, INC.

Dated: January 19, 2005	By:	/s/ William G. Filer
William G. Filer
Sr. Vice President & Chief Financial Officer